UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2010

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2010, Dr Pepper Snapple Group, Inc. (the "Company") entered into an amendment (the "Amendment") with JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), which amends the Amended and Restated Credit Agreement, dated as of April 11, 2008 (the "Credit Agreement"), among the Company, as borrower, the Administrative Agent, the lenders and issuing banks party thereto, and the syndication agent and documentation agents party thereto.

The Amendment amends the Credit Agreement to provide that the representations and warranties set forth in Section 3.04(b) (Financial Condition: No Material Adverse Change) and Section 3.06 (Litigation and Environmental Matters) are not required to be confirmed with respect to any Credit Event (as defined in the Credit Agreement) occurring after the Transaction Closing Date (as defined in the Credit Agreement).

The preceding description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)

10.1 Amendment No. 1 to Amended and Restated Credit Agreement, dated as of November 4, 2010, by and among the Loan Parties and the Administrative Agent for itself and on behalf of the Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

November 5, 2010	By:	Martin M. Ellen

Name: Martin M. Ellen
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of November 4, 2010, by and among the Loan Parties and the Administrative Agent for itself and on behalf of the Lenders.